CONSULTING AGREEMENT

The present Agreement is concluded today 17th day of November 2006 by and between Energy Infrastructure Acquisition Corp. (“EIAC”), Suite 1300, 1105 North Market Street, P.O. Box 8985 Wilmington, Delaware 19899, USA (hereinafter called the “Company”) and Sinitus AG, a company organized under the laws of Switzerland with its offices at Kaspar Fenner Strasse 6, Ch-8700 Kusnacht/Switzerland (hereinafter called the “Consultant”), as the Consultant and its wholly-owned subsidiary companies as Sinitus Consultants Ltd. have the possibility, experience and legal competence in order to sustain the Company regarding the Project.

Therefore, the parties agree the following:

The Consultant will co-operate with the Company and will assist in identifying, assessing and evaluating from all aspects potential targets that will lead to a business combination for EIAC.

The services provided by the Consultant shall be the following, but without being limited at these:

A.	will provide the studies requested by the Company within a reasonable delay;

B.	will provide advice and assistance in legal, financial and fiscal fields in order to identify potential targets.

The Consultant shall not promote neither directly nor indirectly another person or Company that may complete with the Company, regarding the potential targets.

In compensation for the services provided by the Consultant, according to this Agreement, and for all the costs and expenses that the Consultant is contracting and will have, the Company will pay a compensation, according to the following provisions:

A.    Starting the first week of December 2006, USD 40,000 and for the next 4 months 40,000 per month on the 5th month USD 25,000 for a total contractual amount of USD 225,000.

The Consultant agrees not to reveal, in the time this Agreement is in force and afterwards, to a third-party any technical, commercial or of any other kind information received or obtained from the Company, only as necessary for the aim of this Agreement, to keep the secret regarding such information and not to use the information and any other purpose that providing services by the Consultant as shown in this contract.

The term of this Agreement shall commence on the date hereof, and shall be in effect until 31st, May 2007. Swiss law is applicable to this Agreement with jurisdiction in Zurich/Switzerland. In order to certify this, the present Agreement will be signed by the representatives of both parties.

For the Company	For the Consultant

ENERGY INFRASTRUCTURE ACQUIS. CORP.	SINITUS AG

Signature: ___________________________	Signature: ___________________________
Date: 17.11.06	Date: 17.11.06